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                                                                    Exhibit 3-87
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                                                                        FILED
                                                                    o 22 PM 2:14
                                                                          o

                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                      NATIONAL HEALTH CARE AFFILIATES, INC


   Pursuant to the provisions of Sections 607.181 and 607.194 of the Florida Genera1 Corporation Act, National Health Care Affiliates, Inc. (the "corporation") hereby amends and restates its Articles of Incorporation, originally filed with the Department of the State of Florida on April 27, 1981.

   1. The name of the corporation is National Health Care Affiliates, Inc.

   2. The name under with the corporation was originally incorporated is National Health Care Affiliates of Florida, Inc.

   3. The first paragraph of Article III of the Articles of Incorporation is hereby amended to read in its entirety as follows:

      "The aggregate number of shares which the corporation shall have the authority to issue is 17,000,000, all of which shall have a par value of $.10 each (hereinafter referred to as the "Capital Stock"). The shares are to be divided into classes as follows: 12,000,000 shares of the par value of $.l0 each shall be common shares (hereinafter referred to as "Common Stock") and 5,000,000 shares of the par value of $.10 each shall be preferred shares (hereinafter referred to as "Series Preferred Stock").


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                                     - 2 -


   4. Article VI of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   ARTICLE VI

                                   DIRECTORS

      A. Number; Staggered Terms. Subject to any rights of the holders of any Series Preferred Stock, effective upon the effective date of any registration statement for the Corporation's Common Stock pursuant to the Securities Act of 1933, as amended, the number of the directors that the corporation shall have shall be fixed at seven (7). Until any such registration statement shall become effective, the number of directors that the Corporation shall have shall be fixed from time to time by the Board of Directors of the Corporation pursuant to the bylaws of the Corporation.

      The directors, other than any who may be elected by the holders of any Series Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible with the directors each class to hold office until their successors are elected and qualified. Each member of the Board of Directors in the first class of directors shall hold office until the next succeeding annual meeting of shareholders; each member of the Board of Directors in the second class of directors shall hold office until the second succeeding annual meeting of shareholders; and each member of the Board of Directors in the third class of directors shall hold office until the third succeeding annual meeting of shareholders. At each annual meeting of the shareholders of the corporation, the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the annual meeting of shareholders held in the third year following the year of their election.


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      B. Nomination. Subject to any rights of holders of any Series Preferred
   Stock, nominations for the election of directors may be made by the Board of Directors or by any record owner of Capital Stock of the corporation entitled to vote in the election of directors generally. However, any such shareholder may nominate one or more persons for election as director at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than o with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days in advance of such meeting, and o with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the earlier of (x) the date on which notice of such meeting is first given to shareholders and (y) the date on which a public announcement of such meeting is first made. Each such notice shall include: (a); the name and address of each shareholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated: (b); a description of all arrangements or understanding between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to with the nomination or nominations are to be made by the shareholder: (c) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (d) the consent of each nominee to serve as director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


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      C. Filling of Vacancies. Subject to any rights of the holders of any
   Series Preferred Stock, newly created directorship resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      D. Removal. Subject to any rights of the holders of any Series Preferred Stock, any one or more directors may be removed only for cause by the shareholders as provided herein. At any annual meeting of shareholders of the corporation or at any special meeting of shareholders of the corporation, notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of Capital Stock entitled to vote thereon, present in person or by proxy, by the affirmative vote of the holders of at least two-thirds of all shares of Capital Stock entitled to vote generally in an election of directors, voting together as a single class, may remove such director or directors for cause. The term "cause" with respect to the removal of directors shall mean the willful and continuous failure of a director substantially to perform such director's duties to the corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the corporation.


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   5. Article VII of the Articles of Incorporation is deleted as a matter of historical interest and a new Article VII is hereby added which shall read in its entirety as follows:

                                  ARTICLE VII

                             ACTION BY SHAREHOLDERS

      A. Special Meeting. Special meetings of the shareholders of the corporation may be called only by the Board of Directors of the corporation. Each special meeting of the shareholders shall be at such time as the Board of Directors shall determine, and may be held at the principal office of the corporation or at such other place within or without the State of Florida as the Board of Directors shall determine.

      B. Action Without Meeting. Any action required by law to be taken at any annual or special meeting of the shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares of Capital Stock entitled to vote thereon.

   6. Article VIII of the Articles of Incorporation is hereby amended to read in its entirety as follows:


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                                  ARTICLE VIII

                    VOTING REQUIREMENTS FOR CERTAIN ACTIONS

      A. Certain Transactions. Except as set forth in paragraph B of this
   Article VIII, the affirmative vote of the holders of two-thirds of the shares of Capital Stock entitled to vote thereon other than the shares beneficially owned by an Interested Shareholder (as hereinafter defined), shall be required for the following transactions between the corporation and the Interested Shareholder:

      1. Any merger or consolidation of the corporation or any subsidiary of the corporation with the Interested Shareholder or (b) any other corporation (whether or not itself an interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as hereinafter defined) of the Interested Shareholder.

      2. Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of such corporation, to or with the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder of assets of the corporation or any subsidiary of the corporation having an aggregate market value equal to five percent (5%) or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of the corporation.

      3. Any transaction which results in the issuance or transfer by the corporation or any subsidiary of the corporation (in one transaction or a series of transactions) of any shares of the corporation or any subsidiary of the corporation to the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation.

      4. The adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or pursuant to any agreement, arrangement, or understanding (whether or not in writing) with the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder.


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      5. Any reclassification of securities (including, without limitation, any stock split, stock dividend, or other distribution of shares in respect of such shares, or any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any subsidiary of the corporation, or any other transaction whether or not with or into or otherwise involving the Interested Shareholder) with the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder, which has the effect, directly or indirectly (in one transaction or a series of transactions during any 12-month period), of increasing the proportionate share of the Capital Stock of any class or series, or any securities convertible into the Capital Stock of any class or series, of the corporation or any subsidiary of the corporation which is beneficially owned by the interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of shares of Capital Stock not caused, directly or indirectly, by the Interested Shareholder.

      6. Any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guarantees, pledges, or other financial benefits or any tax credit or other tax advantages provided by or through the corporation or any subsidiary of the corporation.

      B. Exceptions. The provisions of Paragraph A of this Article VIII shall not be applicable to any transaction described in said Paragraph A if such transaction is approved by a resolution adopted by a majority of those members of the corporation's Board of Directors holding office at the time such resolution is adopted who are not themselves "Interested Person Directors" (as hereafter defined).


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                                     - 8 -


      C. Definitions. As used in this Article VIII, (i) the terms "Interested Shareholder", "Affiliate and "Associate shall have the meanings given to them in Sections 607.108(1)(k), 607.108(1)(a) and 6C7.108(l)(d) of the Florida
   General Corporation Act in effect on May 1, 1990, and (2) the term "Interested Person Directors" shall mean and include each director of the corporation who is himself or herself an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder.

      D. Determinations. On the basis of information known to the corporation, the Board of Directors of the corporation, acting by resolutions adopted by a majority of those members of the Board of Directors who are themselves not Interested Person Directors, shall make all determination under this Article VIII, including, without limitation, whether (A) a corporation, person or other entity, or any group thereof, beneficially owns more than 10% of the outstanding shares of any class of voting securities of the corporation; (B) a person, corporation or other entity, or any group thereof, is an Affiliate or Associate of another; or (C) a corporation, person or other entity, or any group thereof, is acting or intending to act in concert with any other corporation, person or entity.

      E. Other Actions. No amendment to the articles of incorporation or bylaws of the corporation which elects, or which has the effect of electing, that the corporation shall not be governed by the provisions of Sections 607.103 and 607.109 of the Florida General Corporation Act (or any successor thereto) shall be adopted and approved except by, in addition to any other requirements of law, the affirmative vote of the holders of two-thirds of the shares of Capital Stock entitled to vote thereon.

   7. A new Article IX of the Articles of Incorporation is hereby added which shall read in its entirety as follows:


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                                     - 9 -


                                   ARTICLE IX

                                   AMENDMENT

      A. Amendment of Bylaws. The Board of Directors shall have the power to adopt, amend and repeal bylaws of the corporation to the extent and in the manner provided for therein. Notwithstanding anything in these articles of incorporation or the bylaws of the corporation to the contrary (and notwithstanding that a lesser percentage may be permitted by law or in the bylaws), the bylaws shall not be amended or repealed by vote of the shareholders of the corporation and no provision inconsistent therewith shall be adopted by vote of the shareholders of the corporation without the affirmative vote of the holders of at least two-thirds of all shares of Capital Stock entitled to vote generally in the election of directors voting together as a single class.

      B. Amendment of Articles of Incorporation. Notwithstanding that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least two-thirds of all shares of Capital Stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Articles VI, VII, VIII and IX of these articles of incorporation or to adopt any provision inconsistent therewith.

   8. The Board of Directors of the corporation duly adopted a resolution setting forth and approving the amendments set forth above and directing that such amendments be submitted to a vote at a meeting of shareholders. The foregoing amendments were adopted at the annual meeting of shareholders held on May 4, 1990, and adjourned to May 8, 1990, as prescribed by Chapter 607 of the Florida General Corporation Act.


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                                     - 10 -


   9. Pursuant to the provisions of Section 607.194, the Articles of Incorporation of National Health Care Affiliates, Inc. are hereby restated and integrated without further amendment as follows:


                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                     NATIONAL HEALTH CARE AFFILIATES, INC.

                                   ARTICLE I

                                      NAME

   The name of the corporation shall be National Health Care Affiliates, Inc. The principal place of business of this corporation shall be 651 Delaware Avenue, Buffalo, New York 14202.


                                   ARTICLE II

                               NATURE OF BUSINESS

   This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.



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                                     - 11 -


                                  ARTICLE III

                                 CAPITAL STOCK

   The aggregate number of shares which the corporation shall have the authority, to issue is 17,000,000, all of which shall have a par value of $.10 each (hereinafter referred to as the "Capital Stock"). The shares are to be divided into classes as follows: 12,000,000 shares of the par value of $.10 each shall be common shares (hereinafter referred to as "Common Stock") and 5,000,000 shares of the par value of $.10 each shall be preferred shares hereinafter referred to as "Series Preferred Stock".

   The designations, preferences, limitations and relative rights thereof of all classes of shares of the corporation are as follows:

   A. Series Preferred Stock. The Series Preferred Stock shall be issued from tine to time in one or more series with such distinctive serial designations and, subject to the provisions of any applicable law, (i) may have such voting power, full or limited, or may be without voting powers; (ii) may be subject to redemption at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such time, and payable in preference to, or in such relation to, the dividends payable on any other


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                                     - 12 -


class or classes of shares; (iv) may have such rights upon the dissolution of, or upon any distribution of the assets of the corporation; (v) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the corporation or any other entity, at such price or prices or at such rate or rates of exchange and with such adjustment; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Series Preferred Stock from tine to me adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board.

   3. Provisions Applicable to Common Stock.

      a. Dividends. After the requirements in respect of dividends, of any, upon the Series Preferred Stock shall have been met, the holders of the Common
Stock shall be entitled to receive, out of any remaining funds legally available for dividends, such dividends as may from time to time be declared by the Board of Directors, and the holders of the Common Stock shall be entitled to share ratably in any dividends so declared to the exclusion of the holders of the Series Preferred Stock.


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                                     - 13 -


      b. Liquidation Rights. In the event of any liquidation or dissolution or winding up of the corporation (whether voluntary or involuntary), after payment in full of the amounts payable in respect to the Series Preferred Stock and any other class of shares which by its terms ranks prior to the Common Stock as to assets, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Series Preferred Stock and any other class of shares which by its terms ranks prior to the Common Stock as to assets, to share ratably in all the assets of the corporation then remaining,

      c. Voting Rights. Except as otherwise provided by law, each holder of Common Stock shall be entitled to one vote for each full share of such stock then outstanding and of record in his name on the books of the corporation.


                                   ARTICLE IV

                                    ADDRESS

   The street address of the registered office of the corporation small be 2170 West State Road 434, Suite 350, Sanlando Center, Longwood, Florida 32779, and the name of the registered agent of the corporation at that address is Darrel
L. Hager.


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                                     - 14 -


                                   ARTICLE V

                               TERM OF EXISTENCE

                     This corporation is to exist perpetually


                                   ARTICLE VI

                                    DIRECTORS


   A. Number; Staggered Terms. Subject to any rights of the holders of any Series Preferred Stock, effective upon the effective date of any registration statement for the Corporation's Common Stock pursuant to the Securities Act of 1933, as amended, the number of the directors that the corporation shall have shall be fixed at seven (7). Until any such registration statement shall become effective, the number of directors that the Corporation shall have shall be fixed from time to time by the Board of Directors of the Corporation pursuant to the bylaws of the Corporation.

   The directors, other than any who may be elected by the holders of any Series Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the directors in each class to hold office until their successors are elected and qualified. Each member of the Board of Directors in the first class of directors shall hold office until the next


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                                     - 15 -


succeeding annual meeting of shareholders; each member of the Board of Directors in the second class of directors shall hold office until the second succeeding annual meeting of shareholders; and each member of the Board of Directors in the third class of directors shall hold office until the third succeeding annual meeting of shareholders. At each annual meeting of the shareholders of the corporation, the successors to the class of directors whose terms expire at that meeting shall be elected to held office for terms expiring at the annual meeting of shareholders held in the third year following the year of their election.

   B. Nomination. Subject to any rights of holders of any Series Preferred Stock, nominations for the election of directors may be made by the Board of Directors or by any record owner of Capital Stock of the corporation entitled to vote in the election of directors generally. However, any such shareholder may nominate one or more persons for election as director at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days in advance of such meeting, and (ii) with respect

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                                     - 16 -


to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the earlier of (x) the date on which notice of such meeting is first given to shareholders and (y) the date on which a public announcement of such meeting is first made. Each such notice shall include: (a) the name and address of each shareholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (b) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (c) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (d) the consent of each nominee to serve as director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

   C. Filling of Vacancies. Subject to any rights of the holders of any Series Preferred Stock, newly created directorship resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

   D. Removal. Subject to any rights of the holders of any Series Preferred Stock, any one or more directors may be removed only for cause by the shareholders as provided herein. At any annual meeting of shareholders of the corporation or at any special meeting of shareholders of the corporation, notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of Capital Stock entitled to vote thereon, present in person or by proxy, by the affirmative vote of the holders of at least two-thirds of all shares of Capital Stock entitled to vote generally in an election of directors, voting together as a single class, may remove such director or directors for cause. The term "cause" with respect to the removal of directors shall mean the willful and continuous failure of a director substantially to perform such director's duties to the corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the corporation.


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                                     - 18 -


                                  ARTICLE VII

                             ACTION BY SHAREHOLDERS

   A. Special Meeting. Special meetings of the shareholders of the corporation may be called only by the Board of Directors of the corporation. Each special meeting of the shareholders shall be at such time as the Board of Directors shall determine, and may be held at the principal office of the corporation or at such other place within or without the State of Florida as the Board of Directors shall determine.

   B. Action Without Meeting. Any action required by law to be taken at any annual or special meeting of the shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, maybe taken without a meeting, without prior notice, and without a vote if consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares of Capital Stock entitled to vote thereon.


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                                     - 19 -


                                  ARTICLE VIII

                    VOTING REQUIREMENTS FOR CERTAIN ACTIONS

   A. Certain Transactions. Except as set forth in paragraph B of this Article VIII, the affirmative vote of the holders of two-thirds of the shares of Capital Stock entitled to vote thereon other than the shares beneficially owned by an Interested Shareholder (as hereinafter defined), shall be required for the following transactions between the corporation and the Interested
Shareholder:

   1. Any merger or consolidation of the corporation or any subsidiary of the corporation with (a) the Interested Shareholder or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation could be, an Affiliate or Associate (as hereinafter defined) of the Interested Shareholder.

   2. Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of such corporation, to or with the Interested Shareholder or any Affiliate or Associate of the interested Shareholder of assets of the corporation or any subsidiary of the corporation having an aggregate market value equal to five percent (5%) or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of the corporation.

   3. Any transaction which results in the issuance or transfer by the corporation or any subsidiary of the corporation (in one transaction or a series of transactions) of any shares of the corporation or any subsidiary of the corporation to the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation.

   4. The adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or pursuant to any agreement, arrangement, or understanding (whether or not in writing) with the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder.

   5. Any reclassification of securities (including, without limitation, any stock split, stock dividend, or other distribution of shares in respect of such shares, or any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any subsidiary of the corporation, or any other transaction (whether or not with or into or otherwise involving the Interested Shareholder) with the Interested

Shareholder or any Affiliate or Associate of the Interested Shareholder, which has the effect, directly or indirectly (in one transaction or a series of transactions during any 12 month period), of increasing the proportionate share of the Capital Stock of any class or series, or any securities convertible into the Capital Stock of any class or series, of the corporation or any subsidiary of the corporation which is beneficially owned by the Interested Shareholder, except as a result of immaterial changes in to fractional share adjustments or as a result of any purchase or redemption of shares of Capital Stock not caused, directly or indirectly by the Interested Shareholder.

   6. Any receipt by the Interested Shareholder of the benefit directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guarantees, pledges, or other financial benefits or any tax credit or other tax advantages provided by or through the corporation or any subsidiary of the corporation.

   B. Exceptions. The provisions of Paragraph A of this Article VIII shall not be applicable to any transaction described in said Paragraph A if such transaction is approved by a resolution adopted by a majority of those members of the corporation's Board of Directors holding office at the time such resolution is adopted who are not themselves "Interested Person Directors" (as hereinafter defined).

   C. Definitions. As used in this Article VIII, (i) the terms "Interested Shareholder", "Affiliate' and "Associate" shall have the meanings given to them in Sections 607.108(1)(k), 607.108(1)(a) and 607.608(1)(d) of the Florida
General Corporation Act in effect on May 1, 1990, and (2) the term "Interested Person Directors" shall mean and include each director of the corporation who is himself or herself an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder.

   D. Determinations. On the basis of information known to the corporation, the Board of Directors of the corporation, acting by resolutions adopted by a majority of those members of the Board of Directors who are themselves not Interested Person Directors, shall make all determinations under this Article VIII, including, without limitation, whether (A) a corporation, person or other entity, or any group thereof, beneficially owns more than 10% of the outstanding shares of any class of voting securities of the corporation; (B) a person, corporation or other entity, or any group thereof, is an Affiliate or Associate of another; or (C) a corporation, person or other entity, or any group thereof, is acting or intending to act in concert with any other corporation, person or entity.

   E. Other Actions. No amendment to the articles of incorporation or bylaws of the corporation which elects, or which has the effect of electing, that the corporation shall not be governed by the provisions of Sections 607.108 and
607.109 of the Florida General Corporation Act (or any successor thereto) shall be adopted and approved except by, in addition to any other requirements of law, of the affirmative vote of the holders of two-thirds of the shares of Capital Stock entitled to vote thereon.


                                   ARTICLE IX

                                   AMENDMENT

   A. Amendment of Bylaws. The Board of Directors shall have the power to adopt, amend and repeal bylaws of the corporation to the extent and in the manner provided for therein. Notwithstanding anything in these articles of incorporation or the bylaws of the corporation to the contrary (and notwithstanding that a lesser percentage may be permitted by law or in the bylaws), the bylaws shall not be amended or repealed by vote of the shareholders of the corporation and no provision inconsistent therewith shall be adopted by vote of the shareholders of the corporation without the affirmative vote of the holders of at least two-thirds of all shares of Capital Stock entitled to vote generally in the election of directors voting together as a single class.

   B. Amendment of Articles of Incorporation. Notwithstanding that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least two-thirds of all shares of Capital Stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Articles VI, VII,VIII and IX of these articles of incorporation or to adopt any provision inconsistent therewith.

   10. These Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the corporation and there is no discrepancy between the corporation's Articles of Incorporation other than the inclusion of the amendments to Articles III, VI, VII, VIII and IX contained herein and adopted pursuant to Sections 607.181 and 607.194(4) of the Florida General Corporation Act.

   Dated this 21st day of May, 1990.

                                           NATIONAL HEALTH CARE AFFILIATES, INC.

                                           By /s/ Mark E. Hamister
                                           -------------------------------------
                                           Mark E. Hamister, President


                                           By /s/ Oliver C. Hamister
                                           -------------------------------------
                                           Oliver C. Hamister, Secretary

STATE OF NEW YORK )
                  : SS.
COUNTY OF ERIE    )

   The foregoing Amended and Restated Articles of Incorporation were acknowledged before me this 21st day of May, 1990, by Mark E. Hamister, President of National Health Care Affiliates, Inc. a Florida corporation, on behalf of the corporation.

                                           /s/ [graphic omitted]
                                           -------------------------------------
                                           Notary Public


[graphic omitted]

                                                                    FILED
                                                              96 AUG 15 PM 2:04
                                                             SECRETARY OF STATE
                                                             TALLAHASSEE FLORIDA

                             ARTICLES OF AMENDMENT

                                       OF

                     NATIONAL HEALTH CARE AFFILIATES, INC.


   PURSUANT TO SECTION 607.1006 OF THE FLORIDA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THESE ARTICLES OF AMENDMENT.

FIRST:         THE NAME OF THE CORPORATION iS National Health Care Affiliates,
               Inc..

SECOND: THE ARTICLES OF INCORPORATION OF THIS CORPORATION ARE AMENDED BY CHANGING THE ARTICLE NUMBERED 1 SO THAT, AS AMENDED, SAID ARTICLE SHALL READ AS FOLLOWS:

               The name of the corporation is Genesis Eldercare National Centers, Inc.

THIRD:         A)THE AMENDMENT(S) PROVIDE(S) FOR ***ISSUED SHARES***

               B)PROVISIONS FOR IMPLEMENTING THE AMENDMENT(S), NOT CONTAINED IN THE AMENDMENT(S) ITSELF (THEMSELVES), ARE AS FOLLOWS:

               ***Provisions not in Amendment***

FOURTH: THE AMENDMENTS TO THE ARTICLES OF INCORPORATION OF THE CORPORATION SET FORTH ABOVE WERE ADOPTED ON August 12, 1996.

FIFTH: PRIOR TO THE ISSUANCE OF SHARES, THE AMENDMENTS WERE ADOPTED BY THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER ACTION AND SHAREHOLDER ACTION WAS NOT REQUIRED.
SIGNED ON August 12, 1996.

                                           National Health Care Affiliates, Inc.

                                        BY /s/ Ira C. Gubernick
                                           -------------------------------------
                                                       Ira C. Gubernick, Esquire
                                                             Corporate Secretary
(FL - 2085 - 1/6/93)

                             ARTICLES OF AMENDMENT
                                       OF
                    GENESIS ELDERCARE NATIONAL CENTERS, INC.


   PURSUANT TO SECTION 607.1006 OF THE FLORIDA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THESE ARTICLES OF AMENDMENT.

FIRST:         THE NAME OF THE CORPORATION IS Genesis Eldercare National
               Centers, Inc.

SECOND: THE ARTICLES OF INCORPORATION OF THIS CORPORATION ARE AMENDED BY CHANGING THE ARTICLE NUMBERED 1 SO THAT, AS AMENDED, SAID ARTICLE SHALL READ AS FOLLOWS:

               The name of the corporation shall be Genesis Eldercare National Centers, Inc. The principal place of business of this corporation shall be148 West State Street, Kennett Square, PA 19348.

THIRD:         A)THE AMENDMENT(S) PROVIDE(S) ***FOR ISSUED SHARES***

               B)PROVISIONS FOR IMPLEMENTING THE AMENDMENT(S), NOT CONTAINED IN THE AMENDMENT(S) ITSELF (THEMSELVES), ARE AS FOLLOWS:

               ***Provisions not in Amendment***

FOURTH: THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE CORPORATION SET FORTH ABOVE WAS ADOPTED ON December 18, 1996.

FIFTH:         PRIOR TO THE ISSUANCE OF SHARES, THE AMENDMENT WAS ADOPTED BY
THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER ACTION AND SHAREHOLDERS ACTION WAS NOT REQUIRED.

SIGNED ON December 18, 1996.

                                        Genesis Eldercare National Centers. Inc.


                                        BY /s/ Ira C. Gubernick
                                          --------------------------------------
                                                       Ira C. Gubernick, Esquire
                                                             Corporate Secretary

(FL - 2085 - 7/9/93)